SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials




                     SHENANDOAH TELECOMMUNICATIONS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
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|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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________________________________________________________________________________
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________________________________________________________________________________

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                              124 SOUTH MAIN STREET
                            EDINBURG, VIRGINIA 22824


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 20, 2004


To our shareholders:

      Notice is hereby given that the 2004 annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company's offices at 500 Mill Road, Edinburg, Virginia, on Tuesday, April 20, 2004, at 11:00 a.m., local time, for the following purposes:

      1. to elect three directors to serve until the annual meeting of shareholders in 2007; and

      2. to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on March 19, 2004 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

      All shareholders are cordially invited to attend this meeting. Lunch will be provided.

      Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

                                    By Order of the Board of Directors,



                                    Laurence F. Paxton
                                    Secretary

Dated: March 22, 2004

                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                              124 SOUTH MAIN STREET
                            EDINBURG, VIRGINIA 22824

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 2004


                                 PROXY STATEMENT

                               GENERAL INFORMATION


PROXY SOLICITATION

      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Shenandoah Telecommunications Company for use at Shenandoah Telecommunications Company's 2004 annual meeting of shareholders to be held in the auditorium of the Company's offices at 500 Mill Road, Edinburg, Virginia, on Tuesday, April 20, 2004, at 11:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

      The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

      A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company's offices at 124 South Main Street, Edinburg, Virginia 22824, and at the time and place of the meeting during the whole time of the meeting.

      This proxy statement and the enclosed proxy card are first being mailed to the Company's shareholders on or about March 22, 2004.

VOTING AND REVOCABILITY OF PROXIES

      A proxy for use at the annual meeting and a return postage-paid envelope are enclosed.

      Shares of the Company's common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR the election of the three director nominees to the Company's board of directors. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

      A shareholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company's Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke the shareholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Shenandoah Telecommunications Company, 124 South Main Street, P.O. Box 459, Edinburg, Virginia 22824, Attention: Secretary.

VOTING PROCEDURE

      All holders of record of the common stock at the close of business on March 19, 2004 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder. As of March 19, 2004, there were 7,604,257 shares of common stock outstanding.

      The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

      The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

      Broker-dealers who hold their customers' shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether the proposal to be acted upon at the annual meeting is approved.

ANNUAL REPORT TO SHAREHOLDERS

      A copy of the Company's annual report to shareholders for 2003 accompanies this proxy statement. The Company is required to file an annual report on Form 10-K for 2003 with the SEC. Shareholders may obtain, free of charge, a copy of the 2003 Form 10-K, without exhibits, by writing to Shenandoah Telecommunications Company, 124 South Main Street, P.O. Box 459, Edinburg, Virginia 22824, Attention: Secretary. The annual report on Form 10-K is also available through the Company's web site at http://www.shentel.com. The annual report to shareholders and the Form 10-K are not proxy soliciting materials.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

      If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to shareholders and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of an annual report to shareholders and proxy statement is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report to shareholders and proxy statement to your address. If you did not receive an individual copy of our annual report to shareholders or this proxy statement, and wish to do so, we will send a copy to you if you address your written request to or call Shenandoah Telecommunications Company, 124 South Main Street, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary, or call us at 540-984-5200. If you are receiving multiple copies of our annual report to shareholders and proxy statement, you can request householding by contacting our corporate secretary in the same manner.

                               SECURITY OWNERSHIP

      The following table presents, as of February 1, 2004, information based upon the Company's records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

      o each person known to the Company to be the beneficial owner of more than 5% of the common stock;

      o     each director and each nominee to the board of directors;

      o each executive officer of the Company named in the summary compensation table under the "Executive Compensation" section of this proxy statement; and

      o     all directors and executive officers of the Company as a group.

      As of February 1, 2004, there were 7,599,924 shares of common stock outstanding.

      The information presented below regarding beneficial ownership of the Company's common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

                                                                       NUMBER OF         PERCENT OF
      NAME OF BENEFICIAL OWNER                                       SHARES OWNED           CLASS
      ------------------------                                       ------------        ----------
      Douglas C. Arthur ....................................              3,224               *

      Noel M. Borden .......................................             33,512               *

      Dick D. Bowman........................................             93,128             1.23

      Ken L. Burch .........................................             90,294             1.19

      Christopher E. French ................................            594,327             7.82

      Grover M. Holler, Jr. ................................            141,472             1.86

      Harold Morrison, Jr. .................................             39,656               *

      Zane Neff ............................................             16,052               *

      James E. Zerkel II ...................................              8,996               *

      Earle A. MacKenzie ...................................              5,123               *

      David E. Ferguson ....................................              6,741               *

      David K. MacDonald ...................................              2,722               *

      William L. Pirtle ....................................              4,796               *

      All directors and executive officers as a
          group (14 persons) ...............................          1,045,374            13.74

      -----------------
      *Less than 1%.

      The percentage of beneficial ownership as to any person as of February 1, 2004 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of February 1, 2004 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the

Company believes that the beneficial owners of the Company's common stock listed in the table have sole voting and investment power with respect to the shares shown.

      The shares of common stock shown as beneficially owned by Mr. Arthur include 350 shares of common stock owned of record by his spouse. Mr. Arthur disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Borden include 4,000 shares of common stock owned of record by his spouse. Mr. Borden disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Bowman include 47,224 shares of common stock owned of record by his spouse. Mr. Bowman disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Burch include 190 shares of common stock owned of record by his spouse. Mr. Burch disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. French include 9,146 shares of common stock owned of record by his spouse, 160,316 shares owned of record by 14 trusts for benefit of Mr. French's minor children and other family members for which Mr. French serves as trustee, 372,000 shares owned of record by a limited liability corporation of which Mr. French is the managing director, and options exercisable within 60 days of February 1, 2004 to purchase 3,123 shares of common stock. Mr. French disclaims beneficial ownership of the shares owned of record by his spouse. Mr. French's address is c/o Shenandoah Telecommunications Company, 124 South Main Street, P.O. Box 459, Edinburg, Virginia 22824.

      The shares of common stock shown as beneficially owned by Mr. Holler include 70,720 shares of common stock owned of record by his spouse. Mr. Holler disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Morrison include 22,424 shares of common stock owned of record by a trust for benefit of his spouse, for which Mr. Morrison serves as trustee.

      The shares of common stock shown as beneficially owned by Mr. MacKenzie include 1,612 shares of common stock owned of record by his spouse. Mr. MacKenzie disclaims beneficial ownership of such shares.

      The shares of common stock shown as beneficially owned by Mr. Ferguson include options exercisable within 60 days of February 1, 2004 to purchase 2,159 shares of common stock.

      The shares of common stock shown as beneficially owned by Mr. MacDonald include options exercisable within 60 days of February 1, 2004 to purchase 1,744 shares of common stock.

      The shares of common stock shown as beneficially owned by Mr. Pirtle include options exercisable within 60 days of February 1, 2004 to purchase 2,042 shares of common stock.

      The shares of common stock shown as beneficially owned by all directors and executive officers as a group includes options exercisable within 60 days of February 1, 2004 to purchase 10,639 shares of common stock.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

      The Company's certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in 2005 and at the annual meeting of shareholders in 2006, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

      Christopher E. French, Dale S. Lam and James E. Zerkel II have been nominated for election to the class with a three-year term that will expire at the annual meeting of shareholders in 2007. Both Mr. French and Mr. Zerkel are incumbent directors. Mr. French has served on the board of directors since 1996. Mr. Zerkel has served on the board of directors since 1985.

      Mr. Lam is a nominee to replace the vacancy created by the retirement of Dick D. Bowman as a director. Mr. Bowman, whose term of office will expire at the 2004 annual meeting, is not eligible to stand for re-election as a director due to the Board's mandatory retirement policy. Mr. Lam was nominated for election by the board of directors and recommended for nomination by Mr. Borden, Mr. Bowman, Mr. French and Mr. Holler.

APPROVAL OF NOMINEES

      Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

      The board of directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

      Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

           NOMINEES FOR ELECTION FOR THREE-YEAR TERM EXPIRING IN 2007


                                                            DIRECTOR
             NAME                           AGE              SINCE
             ----                           ---             --------
             Christopher E. French           46               1996

             Dale S. Lam                     41           New nominee

             James E. Zerkel II              59               1985

      Christopher E. French has served as President and Chief Executive Officer of the Company and its subsidiaries since 1988. Prior to his appointment as President, he held a variety of positions with the Company, including Executive Vice President and Vice President-Network Service. Mr. French also serves on the Board of Directors of First National Corporation.

      Dale S. Lam has served as Chief Financial Officer and member of the Board of Directors of ComSonics, Inc., a cable television equipment manufacturer and repair operation located in Harrisonburg, Virginia, since April 2001. He is also a Certified Public Accountant. From December 1997 to March 2001, Mr. Lam served in a variety of positions with WLR Foods, Inc., a publicly traded poultry processor, including Controller, Chief Financial Officer and Vice President of Finance.

      James E. Zerkel II has served as Vice President of James E. Zerkel, Inc., a hardware firm located in Mt. Jackson, Virginia, since 1970. Mr. Zerkel also serves on the Board of Directors of the Shenandoah Valley Electric Cooperative.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2005

                                                            DIRECTOR
             NAME                           AGE              SINCE
             ----                           ---             --------

             Douglas C. Arthur               61               1997

             Harold Morrison, Jr.            74               1979

             Zane Neff                       75               1976

      Douglas C. Arthur has been an Attorney-at-Law since 1967, and currently maintains his legal practice in Strasburg, Virginia. He is a member of the Board of Directors of First National Corporation and a member of the Shenandoah County School Board.

      Harold Morrison, Jr. has served as Chairman of the Board of Woodstock Garage, Inc., since 1993, an auto sales and repair firm located in Woodstock, Virginia.

      Zane Neff is retired. Prior to his retirement in 1998, Mr. Neff served as Manager of Hugh Saum Company, Inc., a hardware and furniture store located in Edinburg, Virginia.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2006

                                                            DIRECTOR
              NAME                          AGE              SINCE
              ----                          ---             --------
              Noel M. Borden                 67               1972

              Ken L. Burch                   59               1995

              Grover M. Holler, Jr.          83               1952

      Noel M. Borden is Vice Chairman of the Board of the Company. Mr. Borden is retired. Prior to his retirement in 2001, Mr. Borden served as President of H.
L. Borden Lumber Company, a retail building materials firm located in Strasburg, Virginia. He also serves as Chairman and Director of First National Corporation.

      Ken L. Burch is a farmer who operates a farm located in Shenandoah Caverns, Virginia.

      Grover M. Holler, Jr. has been President of Valley View, Inc., a real estate development company in Shenandoah County, Virginia, since 1964.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The board of directors has determined that each of the following incumbent directors and the director nominee identified below is or (in the case of such nominee) will be an "independent director" as that term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD"):

            Douglas C. Arthur
            Ken L. Burch
            Grover M. Holler, Jr.
            Dale S. Lam (nominee)
            James E. Zerkel II

      The board of directors welcomes communications from its shareholders, and has adopted a procedure for receiving and addressing those communications. Shareholders may send written communications to either the full board of directors or the non-management directors as a group by writing to the board of directors or the non-management directors at the following address: Board of Directors/Non-Management Directors, Shenandoah Telecommunications Company, 124 South Main Street, P. O. Box 459, Edinburg, Virginia 22824, Attn: Secretary. Communications by e-mail should be addressed to corpsec@shentel.net and marked "Attention: Corporate Secretary" in the "Subject" field. The Secretary will review and forward all shareholder communications to the intended recipient, except for those shareholder communications that are outside the scope of board matters or duplicative of other communications by the applicable shareholder previously forwarded to the intended recipient.

      The board of directors held 14 meetings during 2003. During 2003, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

      Of the Company's nine directors, eight attended the Company's annual meeting of shareholders in 2003. The board of directors has adopted a policy that all directors should attend the annual meeting of shareholders.

      The board of directors currently has a standing audit committee, a standing nominating committee, and a standing personnel committee.

      The audit committee, which held five meetings during 2003, consists of Mr. Holler, who is the Chairman, Mr. Arthur and Mr. Zerkel. The board of directors intends to appoint Mr. Lam to the audit committee at the time of his proposed election to the board of directors at the annual meeting. The board of directors has determined that each current audit committee member meets, and that Mr. Lam upon his appointment to the audit committee will meet, the independence requirements applicable to audit committee members under the Marketplace Rules of the NASD and rules of the SEC. None of the current committee members is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The board of directors has determined that Mr. Lam will qualify as an audit committee financial expert upon his appointment to the audit committee and will be independent of management. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company's independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company's system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company's annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee's duties are set forth in the committee's charter, which was last amended on February 9, 2004. A copy of the charter is attached to this proxy statement as Appendix A and is available on the Company's website at www.shentel.com.

      The personnel committee, which held two meetings during 2003, consists of Mr. Borden, who is Chairman, Mr. Morrison and Mr. Zerkel. Neither Mr. Borden nor Mr. Morrison is an "independent director" as that term is defined in Marketplace Rule 4200(a)(15) of the NASD. The personnel committee is responsible, among its other duties, for considering and making recommendations to the board of directors with respect to programs for human resource development and management organization and succession, for considering and making recommendations to the board of directors with respect to compensation matters and policies and the Company's employee benefit and incentive plans, including the Company's Stock Incentive Plan, and for administering such plans. In accordance with the Marketplace Rules of the NASD, the recommendation and determination of the compensation of the Chief Executive Officer and the Company's other executive officers is exclusively the responsibility of those directors who meet the independence requirements prescribed by the Marketplace Rules of the NASD.

      The nominating committee, which was formed by the board of directors on February 9, 2004, consists of Douglas C. Arthur, Grover M. Holler, Jr. and James
E. Zerkel II, all of whom meet the independence requirements prescribed by the Marketplace Rules of the NASD. The committee is responsible for recommending candidates for election to the board of directors for approval and nomination by the board of directors. The committee is also responsible for making recommendations to the board of directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, new director orientation, committee structure and membership, non-employee director compensation, communications with shareholders, and board and committee self-evaluations. The charter of the nominating committee is available on the Company's website at www.shentel.com.

DIRECTOR NOMINATION PROCESS

      The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in the Company's recommended slate of director nominees are selected. The nominations policy is administered by the nominating committee of the board of directors.

      The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating committee will take into account the Company's current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the Company's activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NASD Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the board's selection criteria, the nominating committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

      The nominating committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company's advisors, and executive search firms. The nominating committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the nominating committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year's annual meeting of shareholders. Recommendations must include the candidate's name and contact information and a statement of the candidate's background and qualifications, and must be mailed to Shenandoah Telecommunications Company, 124 South Main Street, P. O. Box 459, Edinburg, Virginia 22824, Attn: Secretary.

      The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company's director nominations process. The nominating committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances evolve, and as applicable legal or listing standards change. The nominating committee may amend the nominations policy at any time, in which case the most current version will be available on the Company's website at www.shentel.com.

DIRECTOR COMPENSATION

      Directors who are not employees of the Company receive a cash fee of $800 per month and a cash fee of $800 per each Board of Directors meeting attended. The Company pays its non-employee directors these fees in arrears on a monthly basis.

                             EXECUTIVE COMPENSATION

      The following table shows information about the compensation paid to the Company's Chief Executive Officer, who is the President, and to each of the Company's other executive officers for fiscal 2003. The officers listed in the table are referred to in this proxy statement as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                    ANNUAL COMPENSATION (1)      COMPENSATION
                                                    ------------------------     --------------
                                                                                   SECURITIES          ALL OTHER
                                         FISCAL                                    UNDERLYING         COMPENSATION
     NAME AND PRINCIPAL POSITION          YEAR      SALARY ($)     BONUS ($)     OPTIONS (#) (2)         ($) (3)
--------------------------------------   ------     ----------     ---------     ---------------      ------------
Christopher E. French.................    2003        223,572       39,610            1,628               9,462
President                                 2002        200,873       34,419            1,494              10,554
                                          2001        183,792       23,481            1,230               9,444

Earle A. MacKenzie (4) ...............    2003        200,941       14,602           20,000               3,136
Executive Vice President                  2002            --           --               --                  --
    and Chief Financial Officer           2001            --           --               --                  --

David E. Ferguson.....................    2003        135,399       15,440            1,016              10,706
Vice President, Customer Services         2002        126,493       13,728              958               9,884
                                          2001        118,938        8,599              868               8,017

David K. MacDonald ...................    2003        131,317       16,006              972               8,826
Vice President, Engineering &             2002        118,064       13,957              856               8,091
    Construction                          2001        104,031        9,539              682               6,938

William L. Pirtle.....................    2003        133,812       15,917              994               8,564
Vice President, Sales                     2002        121,823       13,568              928               7,870
                                          2001        114,144        8,615              796               7,065
---------------------------------------

(1) In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.

(2)  The options were granted under the Stock Incentive Plan.

(3) The amounts shown in the "All Other Compensation" column consist of amounts contributed by the Company under its 401(k) and Flexible Benefits Plans, each of which is available to all regular Company employees. The amounts include the following: (a) for Mr. French, $4,584 in 2003, $6,052 in 2002 and $5,580 in 2001 in matching contributions to the Company's 401(k) Plan; and $4,878 in 2003, $4,502 in 2002 and $3,864 in 2001 in employer contributions to the Company's Flexible Benefits Plan; (b) for Mr. MacKenzie, $3,136 in employer contributions to the Company's Flexible Benefits Plan in 2003; (c) for Mr. Ferguson, $4,165 in 2003, $3,812 in 2002 and $3,589 in 2001 in matching contributions to the Company's 401(k) Plan; and $6,540 in 2003, $6,072 in 2002 and $4,428 in 2001 in employer contributions to the Company's Flexible Benefits Plan; (d) for Mr. MacDonald, $4,002 in 2003, $3,646 in 2002 and $3,210 in 2001 in matching contributions to the Company's 401(k) Plan; and $4,824 in 2003, $4,445 in 2002 and $3,728 in 2001 in employer contributions to the Company's Flexible Benefits Plan; and for Mr. Pirtle, $4,081 in 2003, $3,727 in 2002 and $3,478 in 2001 in
     matching contributions to the Company's 401(k) Plan; and $4,483 in 2003, $4,143 in 2002 and $3,586 in 2001 in employer contributions to the Company's Flexible Benefits Plan.

(4) Mr. MacKenzie was appointed as Executive Vice President and Chief Financial Officer on June 2, 2003. He received a one-time signing bonus and relocation assistance payment of $100,000, which is included in the "Salary" column above.

STOCK OPTION GRANTS IN 2003

      The following table sets forth information concerning all stock options granted in 2003 to the named executive officers.

                                                    INDIVIDUAL GRANTS
                             -------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE
                                             PERCENTAGE OF                                           VALUE AT ASSUMED
                               NUMBER            TOTAL                                            ANNUAL RATES OF STOCK
                              OF SHARES         OPTIONS                                           PRICE APPRECIATION FOR
                             UNDERLYING         GRANTED          EXERCISE                             OPTION TERM (4)
                               OPTIONS        TO EMPLOYEES         PRICE        EXPIRATION       ------------------------
          NAME               GRANTED (1)     IN FISCAL YEAR      ($/SHARE)        DATE             5% (5)        10% (5)
-------------------------    ------------    ---------------    ------------    -----------      ----------    ----------
Christopher E. French ..       1,628 (2)         2.2%              $17.98        2/10/2008         $8,083        17,867

Earle A. MacKenzie .....      20,000 (3)        26.5%               22.01        6/02/2013        121,619       268,747

David E. Ferguson ......       1,016 (2)         1.3%               17.98        2/10/2008          5,044        11,151

David K. MacDonald .....         972 (2)         1.3%               17.98        2/10/2008          4,826        10,668

William L. Pirtle ......         994 (2)         1.3%               17.98        2/10/2008          4,935        10,909
-------------------------

(1) All options granted to the named executive officers were granted under the Stock Incentive Plan and are exercisable for shares of common stock.

(2) These options will vest with respect to one-half of the shares subject to the option on each of the first and second anniversaries of the date of grant.

(3) These options will vest with respect to one-fifth of the shares subject to the option on each of the third, fourth, fifth, sixth and seventh anniversaries of the date of grant.

(4) The term of each option may not exceed five years for all named executive officers except Mr. MacKenzie, whose option term may not exceed ten years.

(5) The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company's estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

STOCK OPTION EXERCISES IN 2003

      The following table sets forth information concerning all stock options exercised during fiscal 2003 and unexercised stock options held at the end of that fiscal year by the named executive officers.

                                                                    NUMBER OF SECURITIES
                                SHARES                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                             ACQUIRED ON        VALUE                 OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS AT
          NAME               EXERCISE (#)     REALIZED ($)               YEAR-END (#)              FISCAL YEAR-END ($)(1)
-------------------------    -------------    ------------      ----------------------------    ---------------------------
                                                                EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                                -----------    -------------    -----------   -------------
Christopher E. French ..           1,058         9,818             3,123           2,375          27,787         18,468
Earle A. MacKenzie .....              --            --                --          20,000               -         72,400
David E. Ferguson ......           1,464        14,894             2,159           1,495          19,250         11,629
David K. MacDonald .....             524         6,828             1,744           1,400          15,506         10,882
William L. Pirtle ......             658         5,169             2,042           1,458          18,167         11,340
-------------------------

(1) Represents the difference between the exercise price and the $25.63 split adjusted closing price of the common stock on the Nasdaq Stock Market on December 31, 2003, which was the last trading day in fiscal 2003.


EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth the following information as of December 31, 2003 for (1) all compensation plans previously approved by the Company's shareholders and (2) all compensation plans not previously approved by the Company's shareholders:

      o number of securities to be issued upon the exercise of outstanding options, warrants and rights;

      o the weighted average exercise price of such outstanding options, warrants and rights; and

      o other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

                                                                                                    NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE
                                          NUMBER OF SECURTIES TO             WEIGHTED            FOR FUTURE ISSUANCE UNDER
                                          BE ISSUED UPON EXERCISE      AVERAGE EXERCISE PRICE    EQUITY COMPENSATION PLANS
                                          OF OUTSTANDING OPTIONS,      OF OUTSTANDING OPTIONS       (EXCLUDING SECURITIES
          PLAN CATEGORY                   WARRANTS AND RIGHTS (a)      WARRANTS AND RIGHTS (b)    REFLECTED IN COLUMN (a))(c)
------------------------------------      -----------------------      -----------------------   ----------------------------
Equity compensation plans                       172,220                         $17.39                    226,420
    approved by security holders (1)

Equity compensation plans not
    approved by security holders                  --                             --                         --

Total                                           172,220                         $17.39                    226,420

-----------------

(1)  The Stock Incentive Plan is the Company's sole equity compensation plan.

PENSION PLANS

      The Company's executive officers participate in the Company Retirement plan, a noncontributory defined benefit pension plan that is qualified under
Section 401 of the Internal Revenue Code, and the Supplemental Executive Retirement Plan, an unfunded, nonqualified Plan. The annual pension benefit under the plans, taken together, is largely determined by the years of service multiplied by a percentage of the participant's final earnings.

      The following table illustrates the approximate annual benefits payable at retirement at age 65 under these two retirement plans to the individuals named in the above Summary Compensation Table in specified compensation and years-of-service classifications. The amounts shown were calculated on a straight-life basis assuming the employee retires in 2004.

                            ESTIMATED ANNUAL PENSION

                                                    YEARS OF CREDITED SERVICE
                FINAL            ----------------------------------------------------------------
               EARNINGS                15              25               35               45
              ----------              -----           -----            -----           -----
                100,000               28,592          37,229           46,125          49,025
                150,000               53,592          61,092           76,092          83,592
                200,000               78,592          88,592          108,592         118,592
                250,000              103,592         116,092          141,092         153,592
                300,000              128,592         143,592          173,592         188,592
                350,000              153,592         171,092          206,092         223,592
                400,000              178,592         198,592          238,592         258,592
                450,000              203,592         226,092          271,092         293,592
                500,000              228,592         253,592          303,592         328,592
                550,000              253,592         281,092          336,092         363,592
                600,000              278,592         308,592          368,592         398,592

      Final Earnings include total earnings, including bonuses. The credited years of service as of January 1, 2004, were as follows: Christopher French-22 years, Earle MacKenzie-1 year, David Ferguson-36 years, David MacDonald-8 years, and William Pirtle-11 years.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Effective May 12, 2003, the board of directors adopted a nonqualified supplemental executive retirement plan, or SERP, for selected key employees who are participants in the Retirement Plan. The purpose of the SERP is to provide retirement benefits in addition to those provided under the Retirement Plan. The SERP is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974). The SERP must be administered and construed in a manner that is consistent with that intent. Accordingly, the Company makes no contribution to the SERP, but records an expense for an associated net periodic pension cost which includes service, interest and prior service components. All named executive officers have been selected by the board of directors to participate in the SERP.

      Under the terms of the SERP, executives are paid a normal monthly benefit for the life of the executive determined as follows: 50% for executives with 20 years or less of credited service, increased by 1% for each additional year of credited service up to a maximum of 70% with 40 years, times the executive's final annual compensation; less the accrued monthly benefit payable at age 65 to the executive under the Retirement Plan on that date; less the executive's estimated monthly Primary Social Security Benefit payable at age 65.

                      REPORT OF THE COMPENSATION COMMITTEE

      The personnel committee of the Shenandoah Telecommunications Company board of directors performs the function of a compensation committee of the board of directors. The committee offers this report regarding its executive compensation policy and compensation program in effect for 2003 for the Company's chief executive officer, who is the president, and the Company's other executive officers. This report, as well as the performance graph in this proxy statement, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

      Compensation Policy. The overall goal of the committee is to develop compensation policies and practices that support the attainment of the Company's strategic business objectives. The committee reviews industry compensation surveys and compensation data from public filings by other publicly held companies in our industry and market region, and uses the services of independent executive compensation consultants in developing and evaluating compensation plans to achieve these objectives.

      The committee compares executive compensation levels for the chief executive officer and the Company's other executive officers to the compensation of executives employed by companies considered to be in the Company's peer group. These peer group companies are generally smaller than those companies used for the shareholder return performance graph, which includes much larger publicly traded companies. In reviewing the chief executive officer's compensation, the committee considers, in addition to the factors described below, the chief executive officer's individual contribution to the Company's performance and his efforts to manage the Company's long-term growth. The committee also compares the Company's short-term and long-term results to the performance of comparable companies.

      The Company's executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock option awards. Overall, these programs are intended to link executive compensation to the Company's performance. The committee believes that a portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by the Company's executives and to link executive compensation with increases in shareholder value, the committee's policy is to provide that a portion of total executive compensation will be in the form of periodic stock option awards.

      Base Salary. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies considered to be in the Company's peer group. Base salaries for executive officers are reviewed annually by the committee based upon, among other things, individual performance and responsibilities.

      Annual Cash Bonuses. The Company pays annual cash bonuses to its executive officers based upon the achievement of net income and customer service objectives. These objectives are established at a level that is intended to assure that, if achieved, the level will represent an improvement in shareholder value and customer service. Executive officers have the opportunity to earn cash bonuses equal to a varying percentage of their base salary, depending upon the extent to which these objectives are attained. All target annual bonuses for a fiscal year are measured as a percentage of the executive's salary paid for that fiscal year. Based on performance, individual bonus awards may range from no award up to a maximum of 2.4 times the targeted amount.

      Applying the bonus formula specified for 2003, the committee approved an annual bonus for the chief executive officer and the other executive officers equal to 100% of their target annual bonuses.

      Long-Term Incentive Compensation. Stock option awards under the Stock Incentive Plan have been based on a formula relative to each executive's annual cash compensation, and are granted at market prices at the time of the grant. The committee in 2003 approved the grant of stock options under the Stock Incentive Plan for 1,628 shares of common stock to the chief executive officer and for a total of 5,472 shares of common stock to the executive officers in the aggregate, including the chief executive officer. In addition, the committee in 2003 approved a special grant of stock options to one executive officer of 20,000 shares under the Stock Incentive Plan as part of his compensation package upon joining the Company. The grant of stock options to the chief executive officer and the other executive officers in 2003 were based on the committee's assessment of both the past contributions of the executive officers and their anticipated role in increasing shareholder value.

      All stock options granted to executive officers in 2003 were non-qualified stock options with an exercise price that was equal to the fair market value of the Company's common stock on the date of grant. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of shareholder value. To emphasize the long-term incentive provided by these stock options, the options are not fully exercisable until two years after the date of the grant, and remain exercisable until the fifth anniversary date of the grant.

      Potential Effect of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The compensation levels of the Company's executive employees has been below that limit. In the event executive employee compensation approaches the limit, the committee's policy will be to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with the Company's overall objectives and executive compensation policy. The committee believes that no compensation for 2003 is at risk of not being fully deductible.

                                      Respectfully submitted,

                                      THE PERSONNEL COMMITTEE


                                      Noel M. Borden
                                      Harold Morrison, Jr.
                                      James E. Zerkel II


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The personnel committee of the board of directors performs the function of a compensation committee. During 2003, the committee was composed of Noel M. Borden, who was the Chairman, Harold Morrison, Jr. and James E. Zerkel II. No member of the compensation committee was an officer or employee of the Company or any subsidiary of the Company during 2003. There are no interlock relationships as defined in the applicable SEC rules.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following graph and table show the cumulative total shareholder return on the Company's common stock compared to the Nasdaq U.S. index and the S&P Integrated Telecommunications Services index for the periods between December 31, 1998, and December 31, 2003, which was the last trading day in 2003. The S&P Integrated Telecommunications Services index is composed of the following public companies: Alltel Corporation; AT&T Corporation; BellSouth Corporation; CenturyTel, Inc.; Qwest Communications International Inc.; SBC Communications Inc.; Sprint FON Group; and, Verizon Communications. The graph assumes $100 was invested on December 31, 1998 in (1) the Company common stock, (2) Nasdaq U.S. index and (3) the S&P Integrated Telecommunications Services index; and, that all dividends were reinvested and market capitalization weighting as of December 31, 1999, 2000, 2001, 2002 and 2003.

----------------------------------------------------------------------------------------------------------------
                                                           1998      1999     2000      2001     2002     2003
----------------------------------------------------------------------------------------------------------------
Shenandoah Telecommunications Company                      100       181       175      218       274      294
NASDAQ U.S. Index                                          100       185       112       89        61       92
S&P Integrated Telecommunication Services Index            100       108        70       63        44       44
----------------------------------------------------------------------------------------------------------------

                      COMPARISON OF CUMULATIVE TOTAL RETURN
       AMONG SHENANDOAH TELECOMMUNICATIONS COMPANY, NASDAQ U.S. INDEX AND
                S&P INTEGRATED TELECOMMUNICATIONS SERVICES INDEX


                              [LINE CHART OMITTED]


                              INDEPENDENT AUDITORS

      The audit committee of the board of directors has appointed KPMG LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2004.

      Representatives of KPMG are expected to attend the annual meeting, and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

      KPMG LLP served as the Company's independent auditors for the Company's 2002 and 2003 fiscal years. The following sets forth the aggregate fees billed by KPMG to the Company for those fiscal years.

                                              2002            2003
                                            --------        --------
Audit services .....................        $180,500        $200,000
Audit-related services .............          12,200          13,100
Tax services .......................          39,500          52,100
All other services .................              --              --
                                          ----------      ----------
         Total .....................        $232,200        $265,200
                                          ==========      ==========

      In making its appointment of KPMG LLP as the Company's independent auditors for the Company's fiscal year ending December 31, 2004, the audit committee considered whether KPMG LLP's provision of non-audit services is compatible with maintaining KPMG LLP's independence.

AUDIT FEES

      Audit services include services performed by KPMG LLP to comply with generally accepted auditing standards related to the audit and review of the Company's financial statements. The audit fees shown above for the 2002 and 2003 fiscal years were incurred principally for services rendered in connection with the Company's consolidated and statutory audits.

AUDIT-RELATED FEES

      Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2002 and 2003 fiscal years were incurred in connection with audits of the Company's employee benefit plans.

TAX FEES

      Tax services include services performed by KPMG LLP's tax department, except those services related to the audit. The tax fees shown above for the 2002 and 2003 fiscal years were incurred in connection with the preparation of the Company's tax returns and corporate tax consultations.

ALL OTHER FEES

      There were no other services provided by KPMG LLP which would be classified as "all other fees" for the 2002 and 2003 fiscal years.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

      The audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The audit committee, acting as a whole, pre-approves all audit and permissible non-audit services provided by the independent auditor. For both types of pre-approval, the audit committee considers whether such services are consistent with the rules of the SEC on auditor independence.

                          REPORT OF THE AUDIT COMMITTEE

      The audit committee reviews the Company's financial reporting process on behalf of the board of directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003 with the Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. In addition, the committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

      In reliance on the review and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                      Respectfully submitted,

                                      THE AUDIT COMMITTEE


                                      Douglas C. Arthur
                                      Grover M. Holler, Jr.
                                      James E. Zerkel II


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for 2003 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2003.

              SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2005

      Under SEC rules, in order for shareholder proposals to be presented at the Company's annual meeting of shareholders in 2005, such proposals must be received by the Secretary of the Company at the Company's principal office in Edinburg, Virginia, no later than November 23, 2004. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

         In addition, the Company's bylaws require that notice of proposals by shareholders to be brought before any annual meeting generally must be delivered to the Company not less than 120 days before the meeting. The notice under the bylaws must include the following information: shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of shares of the Company's stock that are beneficially owned by the shareholder proposing such business; and (d) any material interest of the shareholder in such business.

                                  OTHER MATTERS

      The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

                                     By Order of the Board of Directors,


                                     Laurence F. Paxton
                                     Secretary


Dated:  March 22, 2004

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                    OF SHENANDOAH TELECOMMUNICATIONS COMPANY


A.    ORGANIZATION

      1. Appointment. The board of directors will appoint an audit committee, which will be composed of at least three directors. The board of directors also will appoint a chairman of the audit committee.

      2. Qualifications. Each member of the audit committee must satisfy the requirements of the Nasdaq Stock Market and applicable law relating to independence, expertise and experience.

B.    STATEMENT OF PURPOSE

      1. Oversight Responsibility. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. This oversight responsibility includes oversight relating to (1) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls, (2) the performance of the internal audit function, (3) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the qualifications, independence and performance of the independent auditors, (4) the Company's compliance with legal and regulatory requirements, including the Company's disclosure controls and procedures, and (5) the fulfillment of the other responsibilities set forth in this charter. The audit committee also will prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      2. Other Matters. It is not the role of the audit committee to plan or conduct audits, to guarantee the accuracy or quality of the Company's financial statements or to determine that the financial statements are in accordance with generally accepted accounting principles and applicable laws and regulations. These are the responsibilities of management, the independent auditors and the internal auditors.

C.    OPERATION

      1. Open Communication. The audit committee will maintain regular and open communication among the directors, the independent auditors, the internal auditors and management.

      2. Reports to the Board of Directors. The audit committee will review with the board of directors any issues that arise within the scope of the oversight responsibility of the audit committee as described above, will report committee actions


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

to the board of directors, and may make appropriate recommendations for action by the board of directors.

      3. Meetings. The audit committee will establish a schedule of meetings to be held each year and may schedule additional meetings as required. In planning the annual schedule of meetings, the audit committee will ensure that sufficient opportunities exist for its members to meet separately, periodically, with the independent auditors and the head of internal audit (or internal audit service providers), without management present; to meet separately with management, without the independent auditors and the head of internal audit (or internal audit service providers) present; and to meet with only the audit committee members present.

      4. Procedures. The audit committee may adopt such procedures relating to the conduct of its proceedings as it deems appropriate.

      5. Access to Records, Advisors and Others. The audit committee will have full authority (1) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (2) to retain independent legal, accounting or other advisors, as it determines to be necessary to carry out its duties, to advise the audit committee and (3) to request any officer or employee of the Company, the Company's external counsel, the internal auditors or the independent auditors to attend meetings of the audit committee or to meet with any members of, or advisors to, the audit committee. The audit committee may retain advisors without seeking approval of such retention by the board of directors. The Company will provide appropriate funding, as determined by the audit committee, for payment of the compensation of the independent auditors and of any independent advisors retained by the audit committee, as well as ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

      6. Delegation. The audit committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the audit committee to the extent permitted by applicable law and listing standards.

      7. Performance Evaluation. The audit committee will establish criteria for evaluating its performance and will conduct such an evaluation on an annual basis.

D.    RESPONSIBILITIES

      The following will be the principal responsibilities of the audit committee:

      1. Engagement of Independent Auditors. The independent auditors are accountable to the audit committee. The audit committee will directly engage the independent auditors and directly oversee, evaluate and, where appropriate, replace the independent auditors. The independent auditors will report directly to the audit committee. Any engagement of the independent auditors by the audit committee may be subject to stockholder approval or ratification, as determined by the board of directors.


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

      2. Pre-Approval of Audit and Non-Audit Services. The audit committee will approve in advance (1) all audit, review and attest services and all non-audit services provided to the Company by the independent auditors and (2) all fees payable by the Company to the independent auditors for such services, all as required by applicable law or listing standards.

      3. Independence of Independent Auditors. The audit committee will consider matters relating to the independence of the independent auditors. The audit committee will ensure that the independent auditors submit, on a periodic basis, to the audit committee formal written statements delineating all relationships between the independent auditors and the Company, as required by the Independence Standards Board (or any successor body), will discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence and will take appropriate action in response to the independent auditors' statements to satisfy itself of the independent auditors' independence.

      4. Performance of Independent Auditors. The audit committee will review the performance of the independent auditors annually. In connection with this evaluation, the audit committee will consult with management and will obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review or peer review (if applicable) or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of the independent auditors to any such review, inquiry or investigation, including any steps taken to deal with any such issues. The audit committee will consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis.

      5. Performance of Internal Auditors. The audit committee will annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors. If the internal audit services are outsourced, the audit committee will be responsible for the engagement, evaluation and termination of the internal audit service providers, and will approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the audit committee will review the quality control procedures applicable to the service providers. The audit committee also will obtain and review not less frequently than annually a report of the service providers addressing such service providers' internal control procedures, any material issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of such service providers to any such review, inquiry or investigation, including any steps taken to deal with any such issues.

      6. Audits. The audit committee will discuss with the internal auditors or internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the audit committee will discuss with management, the internal auditors or internal audit service providers and the independent auditors the Company's major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The audit committee will review with management and the independent auditors management's annual internal control report, including any attestation of such internal control report by the independent auditors. The audit committee will obtain and review periodic reviews from management and the internal auditors or internal audit service providers regarding any significant deficiencies in the design or operation of the Company's internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

      7. Review of Disclosure Controls and Procedures. The audit committee will review with the chief executive officer, the chief financial officer and the disclosure committee the Company's disclosure controls and procedures and will review periodically, but no less frequently than quarterly, management's conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

      8. Consultation with Independent Auditors. The audit committee will review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company's response to that letter. This review will address any difficulties encountered by the independent auditors in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, and any material adjustments to the financial statements recommended by the independent auditors, regardless of materiality.

      9. Review of Regulatory and Accounting Initiatives. The audit committee will review with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company's financial statements and other public disclosures.

      10. Review of Annual SEC Filings. The audit committee will review and discuss with management and the independent auditors the audited financial statements and the other financial information, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The audit committee also will discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. Based on such review and discussion, the audit committee will make a determination whether to recommend to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

      11. Review of Quarterly SEC Filings and Other Communications. The audit committee will review and discuss with management and the independent auditors the quarterly financial information, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In connection with this review, the audit committee will discuss the results of the independent auditors' review of the Company's quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71. The audit committee also will discuss any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The audit committee will discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, to the extent required by applicable law or listing standards.

      12. Proxy Statement Report. The audit committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      13. Related Party Transactions. The audit committee will conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions. The related party transactions subject to audit committee review and approval are transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission.

      14. Hiring Guidelines. The audit committee will approve guidelines for the Company's hiring of former employees of the independent auditors, which will meet the requirements of applicable law and listing standards.

      15. Establishment of Whistleblowing Procedures. The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      16. Review of Legal and Regulatory Compliance. The audit committee will periodically review with management, including the internal general counsel (if any), and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company's financial statements, accounting or auditing matters or compliance with the Company's code of conduct and ethics. The Committee also will meet periodically and separately with the Company's internal general counsel (if any) to review material legal affairs of the Company and the Company's compliance with applicable law and listing standards.

      17. Code of Business Conduct and Ethics. The audit committee will consider and act upon any amendments to the Company's Code of Business Conduct and Ethics and upon any request by executive officers for waivers under the Code of Business Conduct and Ethics.

      18. Other Responsibilities. The audit committee also will carry out such other duties that may be delegated to it by the board of directors from time to time.

E.    CHARTER

      1. Annual Review. The audit committee will review and reassess the adequacy of this charter on an annual basis.

      2. Inclusion in Proxy Statement. The audit committee will cause a copy of the charter to be included in the Company's annual proxy statement filed with the Securities and Exchange Commission as required by applicable law or regulation.

      Adopted by the board of directors on October 20, 2003 and last amended on February 9, 2004.




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